UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Navistar International Corporation (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on February 10, 2016. Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

Proposal 1. The following nominees were elected to the Board of Directors to serve a one-year term expiring at the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified. There were no abstentions with respect to this matter. There were 4,800,020 broker non-votes with respect to this matter. The results of the voting for the election of directors were as follows:

Nominee	Votes For	Votes Withheld
Troy A. Clarke	71,306,855	897,876
Michael N. Hammes	71,030,835	1,173,896
Vincent J. Intrieri	71,518,823	685,908
James H. Keyes	66,089,205	6,115,526
General (Retired) Stanley A. McChrystal	71,293,097	911,634
Samuel J. Merksamer	65,577,913	6,626,818
Mark H. Rachesky	70,597,810	1,606,921
Michael F. Sirignano	66,487,185	5,717,546

The name of the remaining director who did not stand for election at the Annual Meeting and whose term of office as a director continued after such meeting is Dennis D. Williams. Mr. Williams fills a seat that is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) and is not elected by stockholders. His term of office continues until his removal by the UAW.

Proposal 2. The Company’s stockholders approved the non-binding advisory vote on executive compensation. The results of the voting on the non-binding advisory vote on executive compensation were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
70,600,036	1,309,516	295,179	4,800,020

Proposal 3. The Company’s stockholders approved the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016. The results of the voting for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016 were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Vote
76,319,924	467,712	217,115	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION (Registrant)

By:	/s/ WALTER G. BORST
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: February 12, 2016